UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 15 2006

                        Boulder Creek Explorations, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                         Boulder Creek Explorations Inc.
                         -------------------------------
                            (Commission File Number)

                        (IRS Employer Identification No.)

                               1450 Sasamat Street
                           Vancouver, British Columbia
                                 Canada V6R 4G4
               (Address of principal executive offices) (Zip Code)

                                 (604) 288 7703
               Registrant's telephone number, including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a special meeting of the Board of Directors of Boulder Creek Explorations Inc held on August 11, 2006, the Board of Directors

      -     appointed David Hayes to the Board of Directors and as CFO,
      - the resignation of Mr. Puneet Sharan as Director, CEO and CFO was accepted,
      - thereafter the board appointed Ryan Gibson to the Board of Directors and as CEO.

Mr. David C. Hayes, age 59, has a Ph.D. in Accounting, has served as Director and CFO for Moliris Corp, Penn Biotech Inc, Tribeworks Inc, and as a Director on several public companies. Mr. Hayes served as CEO of a mining environmental remediation company in 1991 - 1993 which was listed on the Toronto Stock Exchange (TSE). Mr. Hayes has over 20 years of experience as a senior executive in several private and public companies.

Effective August 11, 2006, Mr. Puneet Sharan resigned as a Director and CEO of Boulder Creek Explorations, Inc.

Mr. Ryan Anthony Gibson, age 28, has served as a Director on Vocalscape Networks Inc ,a public company on the ver-the-counter bulletin board. Mr. Gibson has also served as a Director of a mining company listed on the Pinksheets. He is currently the CEO and President of an Investor Relations firm called IR Investments Inc, located in Vancouver BC Canada. Mr. Gibson has over 8 years experience in international business, mainly within Canada, the USA, and South Africa.

The Board of Directors may issue shares to directors and options to employees at some time in the future.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Boulder Creek Explorations, Inc,
                                        (Registrant)


Date: August 16, 2006                   By:  /s/  David C. Hayes
                                           -------------------------------------
                                           Name:  David C. Hayes
                                           Title: Director and CFO




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